UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 18, 2016

FTE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Vanderbilt Beach Rd, Suite 601 Naples, FL		34108
(Address of principal executive offices)		(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The presentation furnished as Exhibit 99.1 to this report and incorporated herein by reference was provided at an investor presentation on February 10, 2016 in New York, NY as made by FTE Networks, Inc. (the “Company”).

On February 18, 2016, the Company issued a press release announcing that the Company had entered into a Strategic Alliance Agreement with EDGE Communications, LLC (“EDGE”), as described in Item 8.01 herein. A copy of the Company’s press release is filed as Exhibit 99.2 hereto.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On February 12, 2016, the Company entered into a non-binding letter of intent (“LOI”) with EDGE. In the LOI, the parties agreed to negotiate towards a definitive master services agreement, pursuant to which the Company would perform work for EDGE over the course of several years. The foregoing description of the LOI is qualified in its entirety by the LOI (including any exhibits thereto), which is filed as Exhibit 99.3 hereto and incorporated herein by reference.

On February 17, 2016, the Company entered into a Strategic Alliance Agreement, pursuant to which the Company would perform work for EDGE over the course of several years. The foregoing description of the Strategic Alliance Agreement is qualified in its entirety by the Strategic Alliance Agreement (including any exhibits thereto), which is filed as Exhibit 99.4 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No. Description:

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	FTE Networks Investor Deck	Filed herewith
99.2	Press Release	Filed herewith
99.3	Non-Binding Letter of Intent between	Filed herewith
99.4	Strategic Alliance Agreement FTE Networks, Inc. and EDGE Communications, LLC	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Michael Palleschi
Michael Palleschi Chief Executive Officer

Date: February 18, 2016